UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 20, 2023

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value, $.001 Per Share	PESI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On July 20, 2023, Perma-Fix Environmental Services, Inc. (“the Company”) held its 2023 annual meeting of stockholders (the “2023 Annual Meeting”).

As of the record date for the 2023 Annual Meeting, 13,553,101 shares of the Company’s common stock, par value $.001 per share (“Common Stock”), were outstanding, each entitled to one vote per share. Of such outstanding shares of Common Stock, 10,157,594 shares were present at the meeting in person or by proxy, representing approximately 74.95% of the Company’s securities entitled to vote.

At the 2023 Annual Meeting, stockholders (1) reelected the Company’s nine directors; (2) approved the Second Amendment to the Company’s 2017 Stock Option Plan; (3) ratified the appointment of Grant Thornton, LLP, as the Company’s independent registered public accounting firm for the 2023 fiscal year; (4) approved, by non-binding advisory vote, the 2022 compensation of the Company’s named executive officers; and (5) recommended, on an advisory vote, each year as to the frequency of future advisory votes on executive compensation.

The final results of each of the proposals voted on by the Company’s stockholders are described below:

Proposal No. 1—Election of Directors:

		Votes
Proposal	Votes For	Withhold
Election of Eight (9) Directors:
Thomas P. Bostick	5,323,604	82,825
Dr. Louis F. Centofanti	5,273,345	133,084
Mark J. Duff	5,344,455	61,974
Kerry C. Duggan	5,091,593	314,836
Joseph T. Grumski	5,338,213	68,216
Joe R. Reeder	4,968,589	437,840
Larry M. Shelton	5,337,812	68,617
Zach P. Wamp	5,326,904	79,525
Mark A. Zwecker	5,338,087	68,342

There were 4,751,165 broker non-votes for each nominee. The election of directors was determined by a plurality of the votes cast at the meeting. Accordingly, withheld votes and broker non-votes were not treated as votes cast, and therefore had no effect on the proposal to elect directors. Each nominee was reelected as a director of the Company, to serve until the Company’s next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Proposal No. 2—Approve the Second Amendment to the Company’s 2017 Stock Option Plan:

Votes For	Votes Against	Votes Abstention
4,932,410	109,864	364,155

There were 4,751,165 broker non-votes on this matter. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this matter was necessary to approve the Second Amendment to the Company’s 2017 Stock Option Plan. Broker non-votes were not treated as entitled to vote on this matter, and therefore had no effect on this proposal.

Proposal No. 3—Ratification of the Appointment of Grant Thornton, LLP as the Independent Registered Public Accounting Firm of the Company for the 2023 Fiscal Year:

Votes For	Votes Against	Votes Abstention
10,138,245	7,387	11,962

There were no broker non-votes on this matter. The affirmative vote of the holders of a majority of the votes cast at the meeting was necessary to ratify the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm. Withheld votes and broker non-votes were not treated as votes cast, and therefore had no effect on this proposal.

Proposal No. 4—Approval, by an Advisory (Non-Binding) Vote, of the 2022 Compensation of the Company’s Named Executive Officers:

Votes For	Votes Against	Votes Abstention
5,013,281	51,890	341,258

There were 4,751,165 broker non-votes on this matter. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this matter was necessary to approve the advisory vote on executive compensation. Broker non-votes were not treated as entitled to vote on this matter, and therefore had no effect on this proposal.

Proposal No. 5—Recommend, by Non-binding Vote, the Frequency of Future Advisory Votes on Executive Compensation:

1 Year	2 Years	3 Years	Abstention
4,790,137	69,179	534,981	12,132

There were 4,751,165 broker non-votes on this matter. Broker non-votes were not treated as entitled to vote on this matter, and therefore had no effect on this proposal. The frequency of one year received the highest number of votes entitled to vote on this matter. In consideration of the stockholder vote, our Board of Directors has determined to hold the stockholder advisory vote on executive compensation on an annual basis until the next required advisory vote on the frequency of future advisory votes on executive compensation.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

		By:	/s/ Ben Naccarato
Ben Naccarato
Dated:	July 24, 2023		Executive Vice President and Chief Financial Officer